Exhibit 10.60
FIFTH AMENDMENT
TO
THE FOREST CITY ENTERPRISES, INC.
DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
     WHEREAS, Forest City Enterprises, Inc. (the “Company”) adopted the Forest City Enterprises, Inc. Deferred Compensation Plan for Nonemployee Directors (the “Plan”) effective as of January 1, 1999 and has since amended the Plan; and
     WHEREAS, the Plan is classified as a “nonqualified deferred compensation plan” under the Internal Revenue Code of 1986, as amended (the “Code”); and
     WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to “amounts deferred” under a nonqualified deferred compensation plan after December 31, 2004; and
     WHEREAS, the Company desires to amend the Plan as described below in a manner that will not constitute a “material modification” of the Plan within the meaning of Treasury Regulation Section 1.409A-6(a)(4) so as to allow amounts deferred under the Plan before January 1, 2005 (including any gains, losses, interest and earnings thereon) to continue to qualify for “grandfathered” status and to be governed by the law applicable to nonqualified deferred compensation, and the terms of the Plan as in effect, prior to the addition of Section 409A to the Code.
     NOW THEREFORE, the Company hereby adopts this Fifth Amendment to the Plan, which amendment allows Plan Participants (with Committee approval) to make a one-time election with respect to amounts previously credited to their Accounts to reallocate such amounts from a deemed investment in an interest-bearing obligation into a deemed investment in Class A Common Shares. The Plan, as amended by the Fifth Amendment to the Plan, shall be interpreted and administered to effect the amendment described in the preceding sentence.
     Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined and the provisions hereof shall be effective as of March 26, 2008.
SECTION 1
     Section 4(i) of Article II of the Plan is hereby amended in its entirety to read as follows:
“(i) Such Account will be credited with gains, losses, interest and other earnings based on investment directions made by the Participant, in accordance with investment deferral crediting options and procedures established by the Committee, which shall include procedures for prospective investment directions with respect to Fees that are to be deferred under the Plan. The Committee may change the investment deferral crediting options and procedures from time to time; provided that the Committee’s right to change such options and procedures shall be limited to the extent necessary to ensure that amounts deferred under the Plan are not subject to Code Section 409A. Unless otherwise specified by the Committee, the investments in which a Participant’s Account may be deemed invested are (a) an interest bearing obligation specified by the Committee from time to time and (b) Class A Common Shares and Participants shall not be permitted to reallocate the deemed investment of their Accounts between such deemed investment options. Any dividends deemed payable with respect to Class A Common Shares that are deemed credited to a Participant’s Account shall be credited to the Participant’s Account and shall be deemed reinvested in Class A Common Shares. Notwithstanding the foregoing, subject to the approval of the Committee, a Participant may make a one-time election to reallocate the Fees (and gains, losses, interest and other earnings thereon) credited to the Participant’s Account as of April 30, 2008 from a deemed investment in an interest bearing obligation into a deemed investment in Class A Common Shares based on the closing price of the Class A Common Shares on April 30, 2008, provided that such election shall be in writing on a form provided by the Committee, and provided further that any such election made after April 16, 2008 shall not be valid.”
EXECUTED at Cleveland, Ohio this 27th day of March, 2008.

FOREST CITY ENTERPRISES, INC.

By: Name:	/s/ Andrew J. Passen Andrew J. Passen
Title:	Executive Vice President — Human Resources